Exhibit 3.9

CERTIFICATE OF INCORPORATION

OF

RR(US) ACQUISITION CORPORATION

ARTICLE I

NAME OF CORPORATION

The name of the corporation is RR(US) Acquisition Corporation.

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman Street, Suite 1B, in the City of Dover, Delaware 19901, County of Kent, and the name of its registered agent at that address is National Registered Agents, Inc.

ARTICLE III

PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

AUTHORIZED CAPITAL STOCK

The corporation shall be authorized to issue one class of stock to be designated Common Stock; the total number of shares which the corporation shall have authority to issue is one thousand (1,000), and each such share shall have a par value of $0.001 per share.

State of Delaware Secretary of State Division of Corporations Delivered 07:44 PM 07/07/2003 FILED 07:44 PM 07/07/2003 SRV 030446429 – 3678835 FILE

ARTICLE V

INCORPORATOR

The name and mailing address of the incorporator of the corporation is:

Angel Bernardo

2730 Gateway Oaks Drive, Suite 100

Sacramento, California 95833

ARTICLE VI

BOARD POWER REGARDING BY-LAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the By-Laws of the corporation.

ARTICLE VII

ELECTION OF DIRECTORS

Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

ARTICLE VIII

LIABILITY AND INDEMNIFICATION

To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “Delaware Law”), a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware Law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The corporation may indemnify, in the manner and to the fullest extent permitted by the Delaware Law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person

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is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Expenses incurred by any such director, officer, employee or agent in defending any such action, suit or proceeding may be advanced by the corporation prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified as authorized by the Delaware Law and this Article VIII. The corporation may, to the fullest extent permitted by the Delaware Law, purchase and maintain insurance on behalf of any such director, officer, employee or agent against any liability which may be asserted against such person. To the fullest extent permitted by the Delaware Law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and, in the manner provided by the Delaware Law, any such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

No repeal or modification of the foregoing paragraph shall adversely affect any right or protection of a director of the corporation existing by virtue of the foregoing paragraph at the time of such repeal or modification.

ARTICLE IX

CORPORATE POWER

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does make and file this Certificate.

Dated: July 7, 2003

Angel Bernardo, Incorporator

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

RR(US) ACQUISITION CORPORATION,

a Delaware corporation

RR(US) Acquisition Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (this “Corporation”), DOES HEREBY CERTIFY:

FIRST:          That pursuant to an Action by Written Consent of the Sole Director of this Corporation, the sole Director adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation of this Corporation, declaring said amendment to be advisable and authorizing the officers of this Corporation to present the proposed amendment to the sole stockholder of this Corporation for its consideration. To follow is the resolution setting forth the proposed amendment:

NOW, THEREFORE, BE IT RESOLVED, that Article I of the Certificate of Incorporation of this Corporation be, and hereby is, amended and restated in full as set forth below:

“ARTICLE I

NAME OF CORPORATION

The name of this corporation is Western Digital (Fremont), Inc.”

SECOND:      That pursuant to the provisions of Section 228 of the Delaware General Corporation Law, the sole stockholder of this Corporation consented to the amendment.

THIRD:          That the amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the Delaware General Corporation Law.

[SIGNATURE ON THE FOLLOWING PAGE]

State of Delaware Secretary of State Division of Corporations Delivered 04:31 PM 07/28/2003 FILED 04:29 PM 07/28/2003 SRV 030491835 – 3678835 FILE

IN WITNESS WHEREOF, RR(US) Acquisition Corporation has caused this Certificate to be signed by Raymond M. Bukaty, its Secretary, this 28th day of July 2003.

RR(US) ACQUISITION CORPORATION, a Delaware corporation
By:

Raymond M. Bukaty
Secretary

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State of Delaware Secretary of State Division of Corporations Delivered 11:06 AM 06/29/2007 FILED 11:06 AM 06/29/2007 SRV 070766762 – 3678835 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)	The jurisdiction where the Corporation first formed is Delaware	.

2.)	The jurisdiction immediately prior to filing this Certificate is Delaware	.

3.)	The date the corporation first formed is July 7, 2003	.

4.)	The name of the Corporation immediately prior to filing this Certificate is
	Western Digital (Fremont), Inc.	.

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is
	Western Digital (Fremont), LLC	.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the         29th        day of             June            , A.D.  2007                    .

By:

Authorized Person

Name:	Raymond M. Bukaty
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 11:06 AM 06/29/2007 FILED 11:06 AM 06/29/2007 SRV 070766762 – 3678835 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

• First: The name of the limited liability company is   Western Digital (Fremont), LLC

• Second: The address of its registered office in the State of Delaware is

160 Greentree Dr., Ste. 101 in the City of Dover Zip Code 19904 . The name of its Registered agent at such address is National Registered Agents, Inc.

• Third: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this         29th       day of         June            , 20  07          .

By:

Authorized Person(s)

Name:	Raymond M. Bukaty
Typed or Printed

State of Delaware Secretary of State Division of Corporations Delivered 11:06 AM 06/29/2007 FILED 11:06 AM 06/29/2007 SRV 070766762 – 3678835 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)	The jurisdiction where the Corporation first formed is Delaware	.

2.)	The jurisdiction immediately prior to filing this Certificate is Delaware	.

3.)	The date the corporation first formed is July 7, 2003	.

4.)	The name of the Corporation immediately prior to filing this Certificate is
	Western Digital (Fremont), Inc.	.

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is
	Western Digital (Fremont), LLC	.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the         29th        day of             June            , A.D.  2007                    .

By:

Authorized Person

Name:	Raymond M. Bukaty
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 11:06 AM 06/29/2007 FILED 11:06 AM 06/29/2007 SRV 070766762 – 3678835 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

• First: The name of the limited liability company is   Western Digital (Fremont), LLC

• Second: The address of its registered office in the State of Delaware is

160 Greentree Dr., Ste. 101 in the City of Dover Zip Code 19904 . The name of its Registered agent at such address is National Registered Agents, Inc.

• Third: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this         29th       day of         June            , 20  07          .

By:

Authorized Person(s)

Name:	Raymond M. Bukaty
Typed or Printed

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:58 PM 11/24/2008
FILED 01:54 PM 11/24/2008
SRV 081140707 – 3678835 FILE

Certificate of Amendment to Certificate of Formation

of

WESTERN DIGITAL (FREMONT), LLC

It is hereby certified that:

1.    The name of the limited liability company (hereinafter called the “limited liability company”) is:

WESTERN DIGITAL (FREMONT), LLC

2.  The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on November 24, 2008

/s/ Raymond M. Bukaty
Name: Raymond M. Bukaty
Title: Authorized Person

DE LL D-:CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION 01/98 (#3048)